Exhibit 99.1
D-Wave and Staque Announce Strategic Partnership to Accelerate Annealing Quantum Computing Adoption Across the Middle East

Agreement designed to foster collaboration and usage of quantum computing solutions for optimization and AI applications

PALO ALTO, Calif. and CALGARY, Alberta – September 20, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, and Staque, a leading consulting and development practice in AI, blockchain and quantum computing, announced a new strategic partnership aimed at accelerating the commercial adoption of annealing quantum computing across the Middle East. The partnership was revealed at Qubits UAE in Dubai, a half-day version of D-Wave’s annual Qubits user conference, which is showcasing “success powered by quantum” through business optimization use cases, progress in quantum-fueled AI technology, and demonstrations of annealing quantum computing performance over classical computing.

Together, D-Wave and Staque will focus on helping customers develop and deploy quantum and hybrid quantum applications designed to address enterprise optimization and AI problems. The companies plan to use D-Wave’s quantum computers and hybrid solvers, accessible through D-Wave’s Leap™ quantum cloud service, to explore quantum applications that address complex challenges facing today’s organizations, including supply chain management, utility grid optimization, portfolio optimization and port optimization, just to name a few.

The partnership comes as countries in the Middle East are focused on diversifying economic sources away from oil production and exports, expanding into areas such as logistics, financial services and advanced technology, according to the International Monetary Fund.

“Our team is dedicated to pushing boundaries, embracing new challenges, and creating impactful solutions that drive our customers’ success,” said Dr. Muhammad Khan, CEO and founder of Staque. “By partnering with D-Wave, the world’s first commercial quantum computing company, we’re able to bring incredible computational processing power to bear for our clients, with the intention of helping them take advantage of advanced technology solutions that can drive their businesses forward.”

“We believe organizations must embrace today’s advanced technologies such as quantum computing and AI in order to succeed in today’s highly competitive and complex environment,” said Lorenzo Martinelli, chief revenue officer at D-Wave. “Staque recognizes the transformative impact that annealing quantum computing could have on its customers, and our shared commitment to redefining what’s possible with technology makes this partnership very exciting.”

About Staque
Staque is dedicated to empowering businesses, public sector institutions, and government entities with cutting-edge technology solutions. Our team of industry and academic experts leverages a unique skillset in artificial intelligence, web3, high-performance computing, and quantum computing to solve complex real-world problems. We believe in the power of technology to transform and innovate, and we are committed to helping our clients stay ahead of the curve.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:

D-Wave
Alex Daigle
media@dwavesys.com